G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                                     888.483.3827





January 5, 2000


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of January 5, 2000, on the Financial Statements of Future Carz.com, Inc. from the inception date of July 13, 1999 through November 30, 1999, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/G. Brad Beckstead, CPA
Nevada License #2701